Exhibit 10.1(c)
SECOND AMENDMENT TO OFFICE LEASE AGREEMENT
THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Second Amendment”) is made as of the 16th day of October, 2017, effective as of the Delivery Date (as hereinafter defined) (the “Effective Date”), by and between ALPHA 4, L.P., a Pennsylvania limited partnership, having an address at 6019 Grafton Street, Pittsburgh, Pennsylvania 15206 (“Landlord”), and DUOLINGO, INC., a Delaware corporation, having an address at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206 (“Tenant”). For the purpose of this Second Amendment, Landlord and Tenant are sometimes individually referred to as a “Party” and collectively as the “Parties”.
WITNESSETH:
WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated on or about November 18, 2015 (the “Lease”), pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to Lease from Landlord, approximately 17,649 square feet of combined retail and office space situate in the two (2) story building located at 5900 Penn Avenue, Pittsburgh, Pennsylvania 15206 (the “Building”), comprised of approximately 15,989 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building (as more particularly defined in the Lease, the “Premises”). Certain terms and conditions of the Lease are set forth in and/or modified by that certain Tenant Addendum attached thereto at Exhibit B (the “Tenant Addendum”); and
WHEREAS, Landlord delivered, and Tenant accepted possession of the Premises on April 8, 2016 (the “Delivery Date”), pursuant to that certain Office Lease Acceptance Agreement dated April 7, 2016 from Tenant to Landlord (the “Acceptance Agreement”); and
WHEREAS, the Lease was amended pursuant to that certain Amendment to Office Lease dated June 16, 2016 between Landlord and Tenant (the “First Amendment”), pursuant to which, among other things, the Parties memorialized an increase in the approximate total square footage to be 17,801 total rentable square feet, with 16,841 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building in accordance with a corresponding modification to Tenant’s construction plans and specifications (such premises are referred to herein as the “Original Premises”). As used hereinafter, the term “Lease” refers to the Lease as modified and/or amended by the Tenant Addendum and First Amendment; and
WHEREAS, pursuant to Paragraph 5 of the Tenant Addendum, Tenant has the option, exercisable within the initial four (4) years of the Lease Term, to expand to any space on the second floor of the Building, in increments of 4,000 square feet or more (the “Expansion Option”), subject to and in accordance with the terms and conditions set forth in the Tenant Addendum; and
WHEREAS, Tenant has elected to exercise its Expansion Option and lease an additional 4,000 square feet of space in the Building, and Landlord and Tenant now desire to amend and modify the terms and conditions of the Lease to account for the expansion of the Premises, in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements set forth herein, and for other good and adequate consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:
1.Recitals; Definitions. The foregoing recitals are adopted by reference and made of part of this Amendment as though fully restated herein. Capitalized terms not otherwise defined in this Amendment shall have the meaning(s) as defined in the Lease. All references in the Lease shall include this Second Amendment.
2.Expansion of Premises. Landlord and Tenant hereby acknowledge and agree that Tenant has elected, and properly notified Landlord of such election, to exercise its Expansion Option in accordance with Paragraph 5 of the Tenant Addendum and lease from Landlord an additional four thousand (4,000) square feet of space on the second floor of the Building, as more particularly shown on Exhibit A-1 attached hereto and incorporated herein (the “Expansion Premises”). As of the Expansion Premises Delivery Date (as defined below), the term “Premises” shall refer to the Premises as expanded to include the Expansion Premises..
3.Expansion Premises Delivery Date. The Landlord shall complete the Landlord’s Work with respect to the Expansion Premises and deliver the Expansion Premises to Tenant on or before the date that is one hundred twenty (120) days following the Effective Date, or such earlier time as the parties may mutually agree (the date of such delivery is referred to herein as the “Expansion Premises Delivery Date”). All references in the Lease to the “Delivery Date” shall be applicable to the “Expansion Premises Delivery Date” with respect to the Expansion Premises (except as expressly provided otherwise in this Second Amendment). On the Expansion Premises Delivery Date, the Tenant shall execute and Acceptance Agreement in form and substance satisfactory to Landlord acknowledging delivery and acceptance of the Expansion Premises and completion of Landlord’s Work in connection therewith (subject to any punch-list items expressly set forth in such Acceptance Agreement).
4.Modification of Lease. Commencing as of the Expansion Premises Delivery Date, and except as otherwise provided in this Second Amendment (including Paragraph 5 below), Landlord and Tenant hereby modify the Lease by replacing and substituting any and all references contained in the Lease as to the square footage (and/or approximate square footage) of the Premises (formerly 17,801 square feet, comprised of 16,141 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building) with the following:
“21,801 square feet, comprised of 20,141 rentable square feet on the second floor of the Building and 1,660 useable square feet in the Basement of the Building”.
For purposes of clarity and avoidance of doubt, “21,801” shall replace “17,801” in Section 1.1 (Premises Rentable Area) of the Lease, and “20,141” shall replace “16,141” in Section 1.1 (Premises Rentable Area), Section 1.1 (Tenant Allowance), Section 1.1 (Base Rent), and Section 1.1 (Tenant’s Proportionate Share) of the Lease.

5.Amendment. The Lease is hereby amended as follows as of the Expansion Premises Delivery Date:
a.Exhibit A. Landlord and Tenant agree that Exhibit A to the Lease (Premises Floor Plan) is hereby deleted in its entirety and is replaced and substituted in its stead with Exhibit A-1 attached hereto and incorporated herein. As of the Effective Date, any and all references to Exhibit A in the Lease shall mean and refer to Exhibit A-1 attached hereto.
b.Tenant Allowance. Landlord and Tenant agree that the definition of “Tenant Allowance” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and is amended and restated as follows:
“Tenant Allowance: $35.00 per rentable sq. ft. ($704,935 based on 20,141 square feet) to complete the Tenant’s Work. Tenant shall be solely responsible for the cost of all Tenant’s Work and improvements to the Premises in excess of the foregoing.”
It is acknowledged that the Tenant Allowance for the Expansion Premises shall be paid in accordance with the Lease with respect to the Expansion Premises.
c.Base Rent. Landlord and Tenant agree that the definition of “Base Rent” set forth in Section 1.1 of the Lease is hereby deleted in its entirety and, effective as of the Expansion Premises Rent Commencement Date, is amended and restated as follows, where the “Expansion Premises Rent Commencement Date” means ninety (90) days after the Expansion Premises Delivery Date:
Base Rent: (Based on 20,141 sq. ft.)

Period	Base Rent
Initial Term	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Years 1-5	$26.00	$523,666.00	$43,638.83

First Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 6	$26.52	$534,139.32	$44,511.61
Year 7	$27.05	$544,814.05	$45,401.17

Second Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 8	$27.59	$555,690.19	$46,307.52
Year 9	$28.14	$566,767.74	$47,230.65

Third Extension Option:	Rate Per Sq. Ft.	Annual Rent	Monthly Installment
Year 10	$28.70	$578,046.70	$48,170.56
Year 11	$29.27	$589,527.07	$49,127.26
d.Tenant’s Proportionate Share. Landlord and Tenant agree that the first sentence in the definition of “Tenant’s Proportionate Share” set forth in Section 1.1 of the Lease is deleted in its entirety and is amended and restated as follows as of the Expansion Premises Rent Commencement Date:
“Tenant’s Proportionate Share: 41.90% (20,141 sq. ft./48,067 sq. ft.).”
For purposes of clarity and avoidance of doubt the remainder of the definition of Tenant’s Proportionate Share as set forth in Section 1.1 (excluding the first sentence restated above) shall remain in full force and effect.
6.Additional Expansion Premises. Landlord and Tenant agree that Landlord shall construct Landlord’s Work with respect to the premises identified in Exhibit A-2 (the “Additional Expansion Premises”) on or before the Expansion Premises Delivery Date, and Tenant may, in Tenant’s option, construct all or any portion of the Tenant’s Work on the Additional Expansion Premises in anticipation of Tenant potentially electing its expansion option with respect to the Additional Expansion Premises in the future in accordance with the terms of the Lease. If Landlord leases or permits any third parties to occupy the Additional Expansion Premises in the interim, Landlord shall, at Landlord’s cost, demise the Additional Expansion Premises from the Premises and construct the Additional Expansion Premises in a manner that that does not disrupt Tenant’s use of the Premises. If Tenant exercises the expansion option for all or any portion of the Additional Expansion Premises, Tenant’s work with respect to the Expansion Premises prior to such exercise shall qualify for reimbursement from the Tenant Allowance paid by the Landlord with respect to the Expansion Premises.
7.Rooftop Patio. If at any time during the Term Tenant wishes to construct and operate a rooftop patio, the parties shall enter into a separate agreement, pursuant to which Tenant shall lease the applicable space, as agreed-up, on a rent free basis. Any such construction will be done according to plans and specifications, and construction procedures and protocols, agreed in advance by Landlord and Tenant. Without limiting the foregoing, the location and dimensions of any such rooftop patio shall be subject to the prior written approval of Landlord. Notwithstanding the foregoing, Landlord and Tenant agree that the Tenant shall be solely responsible, at its own cost and expense, for obtaining all permits and approvals necessary in connection with the construction and operation of a rooftop patio (including, without limitation, zoning approvals and building permits) and for the cost of all construction in connection therewith. Further, in the event any construction of said rooftop patio requires or results in any penetration of the existing roof and/or roof membrane, then Tenant shall (i) comply in all respects with Landlord’s roofing warranty so as to not cause a void and/or termination of such warranty, and (ii) use Landlord’s contractors and/or subcontractors for such work, provided that such contractor and/or subcontractor charge Tenant commercially reasonable and market rates.

Tenant understands and acknowledges that any work, alteration or change to the roof by any other contractor or subcontractor will result in a void of the warranty thereof.
8.Entire Agreement. The Lease (together with the Tenant Addendum), First Amendment and this Second Amendment contain all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth in the Lease, First Amendment and this Second Amendment.
9.Mortgagee. Simultaneously with the execution of this Second Amendment, the Landlord is delivering to Tenant a consent and attornment to this Second Amendment by the Mortgagee, if any,
10.Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.
11.Counterparts. This Second Amendment may be executed in any number of counterparts and it shall not be necessary that the signatures of all Parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Facsimile copies or electronic image printouts of signatures may be assembled and appended to one counterpart of this Second Amendment, which shall be deemed effective as an original instrument.
12.Ratification. Except as expressly modified and amended by the provisions of this Second Amendment, all other terms, covenants and conditions of the Lease (as amended pursuant to the First Amendment) are hereby ratified and affirmed and will remain in full force and effect as between Landlord and Tenant. It is expressly understood that Tenant retains the expansion rights contained in Paragraph 5 of the Tenant Addendum (including with respect to additional space on the second floor of the Building). If there is any conflict between this Second Amendment and the Lease (as previously amended), this Second Amendment shall control unless the context clearly indicates otherwise. As of the Effective Date as set forth herein, the term “Lease” shall refer to the Lease as modified by the First Amendment and this Second Amendment.
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IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed and delivered this Second Amendment to Lease as of the day and year first above written.

LANDLORD:

ALPHA 4, L.P., a Pennsylvania limited partnership

By:	Alpha 4 GP, LLC, a Pennsylvania limited
liability company, its sole general partner

By:	/s/ Anthony J. Dolan
Anthony J. Dolan, President

TENANT:

DUOLINGO, INC., a Delaware corporation

By:	/s/ Luis von Ahn
Name:	Luis von Ahn
Title:	CEO

ACKNOWLEDGMENT OF TENANT
Tenant hereby acknowledges again its consent to the provisions of Section 14.6 of the Lease as follows:
14.6 Judgment in Ejectment. FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE AND THE FAILURE OF TENANT TO DELIVER POSSESSION TO LANDLORD, TENANT FURTHER, AT THE OPTION OF LANDLORD, AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES FILED IN THE COMMONWEALTH OF PENNSYLVANIA, WITH RELEASE OF ALL ERRORS. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR POSSESSION OF THE PREMISES AND, AT LANDLORD’S OPTION, FOR THE AMOUNT OF ANY JUDGMENT, AND ALL COSTS, INCLUDING THE FEES OF ATTORNEYS AND OTHER PROFESSIONALS AND EXPERTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSONS HOLDING UNDER TENANT.
BY SIGNING THIS DOCUMENT, TENANT AGREES THAT A JUDGMENT MAY BE ENTERED AGAINST IT WITHOUT A TRIAL. TENANT ALSO ACKNOWLEDGES THAT, BY SIGNING THIS JUDGMENT, IT IS WAIVING CERTAIN RIGHTS TO NOTICE AND A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT ENTERED PURSUANT TO THIS DOCUMENT, AND THAT IT KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES THOSE RIGHTS AFTER CONSULTATION WITH LEGAL COUNSEL.

WITNESS:	DUOLINGO, INC., a Delaware
corporation

/s/ Jennifer Due	By:	/s/ Luis von Ahn

Jennifer Due	Name:	Luis von Ahn

Executive Assistant	Title:	CEO

EXHIBIT A-1
PREMISES FLOOR PLAN
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT A-2
ADDITIONAL EXPANSION PREMISES
Intentionally omitted pursuant to Regulation S-K, Item 601(a)(5)